Exhibit 5.1

30 Rockefeller Plaza
NewYork, NY 10112-2200
+1 212 698 3500 Main
+1 212 698 3599 Fax
www.dechert.com
September 5, 2007

Santander Drive Auto Receivables LLC
8585 North Stemmons Freeway
Suite 1100N
Dallas, Texas 75247

Re:	Santander Drive Auto Receivables LLC Registration Statement on Form S-3 (No. 139609 (the “Registration Statement”))
Ladies and Gentlemen:
We have acted as special counsel for Santander Drive Auto Receivables LLC, a Delaware limited liability company (the “Company”), in connection with: (a) the above referenced Registration Statement; and (b) the offering of notes (the “Notes”) described in the related prospectus supplement dated August 23, 2007 and base prospectus dated August 6, 2007 (collectively, the “Prospectus”), which have been filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. As described in the Prospectus, the Notes will be issued on or about September 5, 2007 by Santander Drive Auto Receivables Trust 2007-2 (the “Issuing Entity”), a trust formed by the Company pursuant to a trust agreement between the Company and U.S. Bank Trust National Association, as owner trustee. The Notes will be issued pursuant to an indenture (the “Indenture”) between the Issuing Entity and Wells Fargo Bank, National Association, as indenture trustee.
In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents and records as we have deemed relevant or necessary as the basis for such opinion, including the Registration Statement, copies of the Company’s Certificate of Formation, Amended and Restated Limited Liability Company Agreement, the Indenture (including the forms of Notes attached as exhibits thereto), the Trust Agreement, the Prospectus and such other agreements, records and documents as we have deemed necessary for purposes of this opinion.
Based on and subject to the foregoing, we are of the opinion that: (i) when the Notes have been duly executed, issued and authenticated and sold by the Company; and (ii) payment of the agreed upon consideration for the Notes shall have been received by the Company, all in accordance with the terms and conditions of the Indenture, the related underwriting agreement, and in the manner described in the Registration Statement, the Notes will be valid and legally binding obligations of the Issuing Entity, and the holders thereof will be entitled to the benefits of the Indenture, subject to: (i) applicable bankruptcy, insolvency, fraudulent conveyance,
U.S.     Austin     Boston     Charlotte     Harrisburg     Hartford     New York     Newport Beach     Palo Alto     Philadelphia     Princeton
San Francisco     Washington DC          EUROPE     Brussels     London     Luxembourg     Munich     Paris

reorganization, moratorium or similar laws of general applicability relating to or affecting creditor’s rights and remedies generally and (ii) general equity principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the validity, legally binding nature or enforceability of obligations or agreements generally), regardless of whether enforcement is sought in a proceeding at law or equity.
The opinions set forth above are limited to the internal laws of the State of New York and the Federal laws of the United States of America and we express no opinion or statement as to the effect on the matters covered by this letter of the conflict of laws provisions of any of the foregoing jurisdictions, or any laws of any other jurisdiction.
We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein under the heading “Legal Matters”, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement or this exhibit.

Very truly yours
/s/ Dechert LLP

DECHERT LLP